EXHIBIT 99.1

LITHIA MOTORS SCHEDULES RELEASE OF FOURTH QUARTER AND FULL YEAR 2010 RESULTS

MEDFORD, OREGON (Immediate Release) February 2, 2011 – Lithia Motors, Inc. (NYSE: LAD) today announced that its fourth quarter and full year 2010 earnings will be released on Wednesday, February 23, 2011 at 1:05 p.m. PT.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results is scheduled for the same day at 2:00 p.m. PT.

How to Participate

The conference call may be accessed by telephone at 877-407-8029. To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on the conference call icon. A playback of the conference call will be available after 5:00 p.m. PT on February 23, 2011 through March 2, 2011 by calling 877-660-6853 (Conference ID: 366539 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 25 brands of new and all brands of used vehicles at 83 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the John North, VP Finance at (541) 618-5748 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Source: Lithia Motors, Inc.